Filed Pursuant to Rule 424(b)(3)
Registration No. 333-69312
6% Convertible Senior Notes due 2011 CUSIP No. 65332VBC6

NEXTEL COMMUNICATIONS, INC.

PROSPECTUS SUPPLEMENT DATED DECEMBER 21, 2001
TO PROSPECTUS DATED NOVEMBER 15, 2000

     The selling security holders table on pages 18 - 20 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 6% convertible senior notes due 2011:

	Convertible Notes		Common Stock

	Principal	Principal
	Amount of	Amount of	Number of	Number of
	Convertible	Convertible	Shares	Shares
Name of Selling Security Holder	Notes Owned	Notes Offered	Owned	Offered

JP Morgan Securities Inc.	29,000,000	29,000,000	18,207	-0-